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SunPower Reports Preliminary Third Quarter 2023 Results

•Added 18,800 customers in Q3, entering Q4 with a backlog of 18,400 retrofit customers and 38,000 New Homes customers
•GAAP Q3 Revenue of $432 million
•Reported Q3 GAAP Net Loss of $(32) million; adjusted EBITDA of $(1) million
•Updated guidance for remainder of 2023
•Increased bookings 59% month-over-month in September
•More than doubled SunPower Financial bookings growth quarter-over-quarter, attach rates exceed 50%

RICHMOND, Calif., November 1, 2023 - SunPower Corp. (NASDAQ: SPWR), a leading residential solar technology and energy services provider, today announced preliminary financial results for the third quarter, ending October 1, 2023.

“We are reducing our 2023 guidance due to lower-than-expected consumer demand as well as delayed revenue recognition from longer cycle times,” said Peter Faricy, SunPower CEO. “We are focused on continuing to reduce costs while prudently managing cash. With this emphasis, we are prioritizing our efforts to build a stronger and more resilient company that can withstand changing market conditions.”

“Under these conditions, SunPower is competing effectively in a difficult market and continues to gain market share†. There are also some early signs of recovery in September and October, and our battery and financial products customer attachment rates are at all-time highs,” continued Faricy.

Updated 2023 Guidance

Net Loss (GAAP)	$(175) million - $(165) million
Residential Customers	70,000 - 80,000
Residential Adjusted EBITDA/Customer[1]	$600 - $700
Adjusted EBITDA[2]	$(35) million - $(25) million

1.Excluding Product & Digital operating expenses for Residential only.
2.Adjusted EBITDA guidance for FY 2023 includes net adjustments that decrease GAAP net loss by approximately $140 million primarily relating to the following adjustments: stock-based compensation expense of $29 million, restructuring charges of $13 million, mark-to-market (gain) loss on equity investments, net of $11 million, amortization of intangible assets and software of $12 million, interest expense of $23 million, depreciation of $46 million, income taxes of $1 million, and other non-recurring adjustments of $5 million.

The company reduced 2023 guidance for GAAP net loss to $(175) million to $(165) million.

†Ohm Analytics Permit Data Trends (September 2023) and SunPower/Blue Raven permit data by state, excluding New Homes.
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Guidance for Adjusted EBITDA per customer before platform investment was reduced to $600 - $700 to reflect installation and other costs spread over fewer customers than anticipated, delayed revenue recognition from longer cycle-times as well as higher year-over-year installation cost, and cost of goods sold impacted by inventory carried at cost higher than current market.

The company increased guidance for Platform Investment to $70 million - $90 million for the year, primarily to reflect higher legacy business unit costs and the restatement of prior-period inventory value.

Guidance for adjusted EBITDA for the year was reduced to $(35) million to $(25) million.

Form 8-K regarding Non-Reliance on Previously Issued Financial Statements
The company recently announced in a Form 8-K filing that it plans to restate, as soon as practicable, the financial statements for fiscal year 2022, first quarter 2023 and second quarter 2023. In connection with the preparation of the financial statements, the company preliminarily determined that the value of consignment inventory of microinverter components at certain third-party locations had been overstated in the above periods in the range of approximately $16 million to $20 million, resulting in the associated cost of revenue being understated. At this time, the Company has not fully completed its review, and the expected financial impact of the restatement described above is preliminary and subject to change.

THIRD QUARTER BUSINESS HIGHLIGHTS

"While the industry-wide softness continued into the third quarter, we saw positive signs in September and early October, including our highest-ever month for storage sales, strong growth in SunPower Financial, and improvement in consumer demand,” continued Faricy.

World-class customer experience
•Highest-rated solar company: In the third quarter, SunPower remained the top-rated solar company in the U.S. ^

•Modernized support experience for faster and more transparent customer care: In October, SunPower unveiled a new Help Center that allows customers to track and manage their support cases, chat with an agent in real-time, or request a callback directly through the mySunPower app or mySunPower.com, making customer care simpler and faster than ever.

Best, most affordable products
•Storage sales surge: In the third quarter, the company saw continued momentum for SunVault® battery storage with sales up 163% quarter-over-quarter, making September the company’s largest ever month for battery sales. SunVault attach rates in Calif. grew to more than 60% in the SunPower Direct channel, more than four times higher than the first quarter.

Growth
•Topline growth: SunPower rebounded solar adoption in the third quarter, with September retrofit bookings up nearly 60% from August. The company also added 88 new dealers to its network in the third quarter, expanding coverage in key states including Texas and Florida.

•Continues to expand New Homes outside California: In the third quarter, SunPower's New Homes business signed a number of builder agreements for solar communities across the U.S. including with Meritage Homes in Colo., CC Homes in Fla., Toll Brothers in Mass., Nev. and NY, and Beazer Homes in Del. and Md.

Digital innovation
•Accelerated solar purchases with digital enhancements: This quarter, SunPower automated its sales processes to significantly speed the time it takes for customers to speak with SunPower about acquiring
^ Based on average of BBB, Yelp, ConsumerAffairs, BestCompany, Google, SolarReviews and EnergySage reviews scores as of 9/30/23
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products and services. Since launch, the company reduced time to contact by more than 90%. SunPower also released a new sales proposal for New Homes customers allowing builders to easily compare financing and equipment options in a single view, streamlining the purchase process.

World-class financial solutions
•Lease bookings driving financial product growth: SunPower FinancialTM continued to drive growth in the third quarter with a 56% attach rate for finance solutions, a 20% increase year-over-year. In the third quarter, the company continued to increase lease bookings, with total third quarter Lease Net Bookings growing 217% year-over-year.

•Expanding lease with ADT: SunPower also completed the first phase of its sales agreement with ADT Solar, now offering lease and PPA to ADT Solar customers in seven states.

Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	3rd Quarter 2023	3rd Quarter 2022[1]
		(As Restated)
GAAP revenue from continuing operations	$432.0	$476.3
GAAP gross margin from continuing operations	15.4%	22.2%
GAAP net (loss) income from continuing operations	$(30.0)	$137.6
GAAP net (loss) income from continuing operations per diluted share	$(0.17)	$0.73
Non-GAAP revenue from continuing operations[2,5]	$432.2	$476.3
Non-GAAP gross margin from continuing operations[2,4,5]	15.5%	22.4%
Non-GAAP net (loss) income from continuing operations[2,4,5]	$(20.3)	$14.0
Non-GAAP net (loss) income from continuing operations per diluted share[2,4,5]	$(0.12)	$0.08
Adjusted EBITDA[2,4,5]	$(0.8)	$25.3
Residential customers	570,500	486,700
Cash[3]	$103.7	$396.5

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with U.S. GAAP beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1 Historical comparisons are preliminary estimates ahead of the forthcoming restatement of current and prior-period financials as disclosed in our Oct 24, 2023 8-K filing.

2 Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

3 Includes cash and cash equivalents, excluding restricted cash.

4 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

5 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

Earnings Conference Call Information
SunPower will discuss its third quarter 2023 financial results on Wednesday, Nov. 1 at 8:00 a.m. ET. Analysts intending to participate in the Q&A session must register for a personal link and dial-in at: https://register.vevent.com/register/BI96173d8484274738917b9dc19795f661.
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The results are scheduled to be released at 7:45 a.m. ET. The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading residential solar technology and energy services provider in North America. SunPower offers solar + storage solutions designed and warranted by one company that give customers control over electricity consumption and resiliency during power outages while providing cost savings. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding: (a) our guidance for fiscal year 2023, including, but not limited to, Net Loss (GAAP), residential customers, residential Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, as well as platform investments and related assumptions; (b) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (c) our plans and expectations with respect to our strategic partnerships and initiatives, and the anticipated business and financial impacts thereof; (d) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including improved customer experience, lease and loan funding capacity, increased installation capacity, and development of new products and services; (e) our expectations regarding projected demand and growth in 2023 and beyond, our positioning for future success, and our ability to capture demand and deliver long-term value to our shareholders; (f) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; (g) the availability and sufficiency of the supply of products and raw materials to meet consumer demand; (h) our expectations with regard to any restated items in our financial statements for the periods disclosed herein and the estimated amounts and impacts thereof, and the anticipated timing of the filing of our financial statements for such periods with the Securities and Exchange Commission (SEC); (i) expectations regarding the terms and conditions of any potential consent or waiver under the Credit Agreement, and the timing thereof; and (j) the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, inflation, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs and duties; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships; (10) the time and effort required to complete the restatement and amend the related Form 10-K and Form 10-Q filings, and the

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subsequent discovery of additional adjustments to our previously issued financial statements; (11) the timing and execution of restructuring plans; (12) our ability to obtain a waiver and consent to our Credit Agreement, and the timing and outcome thereof; and (13) our ability to remediate the material weakness related to internal control over financial reporting.

A detailed discussion of these factors and other risks that affect our business is included in filings we make with the SEC from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2023 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, SUNPOWER FINANCIAL, MYSUNPOWER and SUNVAULT are trademarks or registered trademarks of SunPower Corporation in the U.S.

###

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 1, 2023	January 1, 2023
		(As Restated)
Assets
Current assets:
Cash and cash equivalents	$103,683	$377,026
Restricted cash and cash equivalents, current portion	2,728	9,855
Short-term investments	—	132,480
Accounts receivable, net	203,640	169,614
Contract assets	37,128	57,070
Loan receivables held for sale, net	17,041	—
Inventories	327,754	297,263
Advances to suppliers, current portion	6,487	12,059
Prepaid expenses and other current assets	232,926	195,846
Total current assets	931,387	1,251,213

Restricted cash and cash equivalents, net of current portion	9,548	15,151
Property, plant and equipment, net	106,069	76,361
Operating lease right-of-use assets	32,534	36,786
Solar power systems leased, net	38,845	41,779
Goodwill	125,998	125,998
Other intangible assets, net	19,830	24,192
Other long-term assets	195,429	191,340
Total assets	$1,459,640	$1,762,820

Liabilities and Equity
Current liabilities:
Accounts payable	$181,359	$243,050
Accrued liabilities	107,556	126,125
Operating lease liabilities, current portion	10,846	11,289
Contract liabilities, current portion	231,019	140,776
Short-term debt	4,080	82,240
Convertible debt, current portion	—	424,919
Current liabilities of discontinued operations	25,096	20,781
Total current liabilities	559,956	1,049,180

Long-term debt	302,550	308
Operating lease liabilities, net of current portion	24,328	29,274
Contract liabilities, net of current portion	9,746	10,529
Other long-term liabilities	117,994	103,495
Long-term liabilities of discontinued operations	11,930	12,412
Total liabilities	1,026,504	1,205,198

Equity:

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Common stock	175	174
Additional paid-in capital	2,853,487	2,855,930
Accumulated deficit	(2,199,397)	(2,084,207)
Accumulated other comprehensive income	11,569	11,568
Treasury stock, at cost	(233,626)	(226,646)
Total stockholders' equity	432,208	556,819
Noncontrolling interests in subsidiaries	928	803
Total equity	433,136	557,622
Total liabilities and equity	$1,459,640	$1,762,820

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
Total revenues	$432,000	$476,250	$1,331,717	$1,245,137
Total cost of revenues	365,640	370,575	1,131,187	994,764
Gross profit	66,360	105,675	200,530	250,373
Operating expenses:
Research and development	5,406	6,784	19,161	19,199
Sales, general, and administrative	83,076	89,737	254,786	257,955
Restructuring charges (credits)	5,873	111	5,873	244
Expense (income) from transition services agreement, net	170	(1,059)	30	(1,287)
Total operating expenses	94,525	95,573	279,850	276,111
Operating (loss) income	(28,165)	10,102	(79,320)	(25,738)
Other (expense) income, net:
Interest income	1,096	144	2,256	278
Interest expense	(6,596)	(3,712)	(18,060)	(15,224)
Other, net	103	135,368	(10,591)	122,160
Other (expense) income, net	(5,397)	131,800	(26,395)	107,214
(Loss) income from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees	(33,562)	141,902	(105,715)	81,476
Benefits from (provision for) income taxes	202	(3,055)	(1,192)	5,425
Equity in earnings (losses) of unconsolidated investees	3,362	1,958	3,920	1,958
Net (loss) income from continuing operations	(29,998)	140,805	(102,987)	88,859
(Loss) income from discontinued operations before income taxes and equity in earnings (losses) of unconsolidated investees	(1,924)	(2,395)	(12,080)	(49,550)
Benefits from (provision for) income taxes from discontinued operations	—	—	—	584
Net (loss) income from discontinued operations	(1,924)	(2,395)	(12,080)	(48,966)
Net (loss) income	(31,922)	138,410	(115,067)	39,893
Net (income) loss from continuing operations attributable to noncontrolling interests	(29)	(3,225)	(124)	(3,671)
Net loss (income) from discontinued operations attributable to noncontrolling interests	—	—	—	250
Net (income) loss attributable to noncontrolling interests	(29)	(3,225)	(124)	(3,421)
Net (loss) income from continuing operations attributable to stockholders	(30,027)	137,580	(103,111)	85,188
Net (loss) income from discontinued operations attributable to stockholders	(1,924)	(2,395)	(12,080)	(48,716)
Net (loss) income attributable to stockholders	$(31,951)	$135,185	$(115,191)	$36,472

Net (loss) income per share attributable to stockholders - basic:
Continuing operations	$(0.17)	$0.79	$(0.59)	$0.49

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Discontinued operations	$(0.01)	$(0.01)	$(0.07)	$(0.28)
Net (loss) income per share – basic	$(0.18)	$0.78	$(0.66)	$0.21

Net (loss) income per share attributable to stockholders - diluted:
Continuing operations	$(0.17)	$0.73	$(0.59)	$0.44
Discontinued operations	$(0.01)	$(0.01)	$(0.07)	$(0.25)
Net (loss) income per share – diluted	$(0.18)	$0.72	$(0.66)	$0.19

Weighted-average shares:
Basic	175,241	174,118	174,937	173,815
Diluted	175,241	192,497	174,937	174,521

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SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
Cash flows from operating activities:
Net (loss) income	$(31,922)	$138,410	$(115,067)	$39,893
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	14,017	6,720	37,193	22,208
Amortization of cloud computing arrangements	1,439	1,557	4,251	3,549
Stock-based compensation	5,603	6,557	21,139	19,056
Amortization of debt issuance costs	369	997	1,532	2,556
Equity in (earnings) losses of unconsolidated investees	(3,362)	(1,958)	(3,920)	(1,958)
(Gain) loss on equity investments	—	(134,905)	10,805	(120,965)
Unrealized (gain) loss on derivatives	(1,036)	(2,808)	(1,330)	(2,304)
Dividend from equity method investee	—	133	596	133
Deferred income taxes	58	(1,410)	(474)	(12,606)
(Gain) loss on loan receivables held for sale	972	—	1,430	—
Other, net	360	(821)	935	128
Changes in operating assets and liabilities:
Accounts receivable	16,148	(27,271)	(34,964)	(65,035)
Contract assets	12,229	(6,371)	19,942	(318)
Inventories	75,877	(7,103)	(30,492)	(14,202)
Project assets	3	—	3	295
Loan receivables held for sale	(5,096)	—	(18,471)	—
Prepaid expenses and other assets	(4,600)	(38,245)	(28,255)	(206,387)
Operating lease right-of-use assets	2,882	3,133	8,258	8,757
Advances to suppliers	(1,842)	(4,216)	5,572	(6,288)
Accounts payable and other accrued liabilities	(35,086)	32,843	(65,951)	77,871
Contract liabilities	7,465	31,196	89,460	97,614
Operating lease liabilities	(3,397)	(4,090)	(9,391)	(11,972)
Net cash (used in) provided by operating activities	51,081	(7,652)	(107,199)	(169,975)
Cash flows from investing activities:
Purchases of property, plant and equipment	(13,226)	(12,961)	(39,509)	(36,958)
Investments in software development costs	(2,329)	(1,500)	(4,649)	(4,225)
Cash paid for working capital settlement related to C&I Solutions sale	—	—	(30,892)	—
Cash received from C&I Solutions sale, net of de-consolidated cash	—	—	—	146,303
Cash paid for equity investments under the Dealer Accelerator Program and other	—	(14,500)	(7,500)	(30,920)
Proceeds from sale of equity investment	—	290,278	121,675	440,108
Cash paid for investments in unconsolidated investees	(1,393)	(2,424)	(9,070)	(5,742)

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	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
Dividend from equity method investee, in excess of cumulative earnings	—	137	149	137
Net cash (used in) provided by investing activities	(16,923)	259,030	30,229	508,703
Cash flows from financing activities:
Proceeds from bank loans and other debt	54,339	24,453	493,440	124,729
Repayment of bank loans and other debt	(101,841)	(69,010)	(267,482)	(166,901)
Repayment of convertible debt	—	—	(424,991)	—
Payments for financing leases	(1,285)	(617)	(3,091)	(728)
Purchases of stock for tax withholding obligations on vested restricted stock	(686)	(874)	(6,979)	(10,462)
Net cash (used in) provided by financing activities	(49,473)	(46,048)	(209,103)	(53,362)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(15,315)	205,330	(286,073)	285,366
Cash, cash equivalents and restricted cash, beginning of period	131,274	228,649	402,032	148,613
Cash, cash equivalents, and restricted cash, end of period	$115,959	$433,979	$115,959	$433,979

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$103,683	$396,510	$103,683	$396,510
Restricted cash and cash equivalents, current portion	2,728	13,204	2,728	13,204
Restricted cash and cash equivalents, net of current portion	9,548	24,265	9,548	24,265
Total cash, cash equivalents, and restricted cash	$115,959	$433,979	$115,959	$433,979

Supplemental disclosure of non-cash activities:
Property, plant and equipment acquisitions funded by liabilities (including financing leases)	$6,239	$4,495	$14,956	$9,082
Right-of-use assets obtained in exchange of lease obligations	197	12,479	4,006	12,988
Net working capital settlement related to C&I Solutions sale	—	740	—	7,005
Supplemental cash flow disclosures:
Cash paid for interest	7,257	9,137	25,261	20,323
Cash paid for income taxes	206	2,687	1,442	5,187

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Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net (loss) income; net (loss) income per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE, a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a subsidiary and equity method investee of TotalEnergies SE and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Legacy power plant and development projects: We exclude from our Non-GAAP results adjustments to variable consideration resulting from the true-up of estimated milestone payments for two legacy power plant projects sold in fiscal 2018 and 2019. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets

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portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Equity (income) loss from unconsolidated investees: We account for our minority investments in dealers included in the Dealer Accelerator Program using the equity method of accounting and recognize our

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proportionate share of the reported earnings or losses of the investees through net income. We do not control or manage the investees’ business operations and operating and financial policies. Therefore, we believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Mark-to-market loss (gain) on interest rate swaps: We recognize changes in fair value of our interest rate swaps as mark-to-market gains or losses, excluding final settlements, and record within "interest expense" and "total revenues" within our condensed consolidated statements of operations dependent on the risk that is being economically hedged and mitigated by the interest rate swap. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying interest rate swap, thus, we believe that excluding these adjustments from our non-GAAP results is appropriate and allows investors to better understand and analyze our ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

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SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
GAAP revenue	$432,000	$476,250	$1,331,717	$1,245,137
Other adjustments:
Legacy power plant and development projects[1]	—	—	—	7,239
Mark-to-market loss (gain) on interest rate swaps	171	—	91	—
Non-GAAP revenue	$432,171	$476,250	$1,331,808	$1,252,376

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
GAAP gross profit from continuing operations	$66,360	$105,675	$200,530	$250,373
Other adjustments:
Legacy power plant and development projects[1]	—	—	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(266)	(276)	(800)	(833)
Stock-based compensation expense	887	1,135	4,041	3,432
Business reorganization costs	—	—	—	11
Transaction-related costs	—	—	—	162
Mark-to-market loss (gain) on interest rate swaps	171	—	91	—
Litigation	—	—	62	—
Non-GAAP gross profit[2]	$67,152	$106,534	$203,924	$260,384

GAAP gross margin (%)	15.4%	22.2%	15.1%	20.1%
Non-GAAP gross margin (%)	15.5%	22.4%	15.3%	20.8%

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

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Adjustments to Net (Loss) Income:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
GAAP net (loss) income from continuing operations attributable to stockholders	$(30,027)	$137,580	$(103,111)	$85,188
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	(2,177)	(137,233)	8,628	(123,293)
Other adjustments:
Legacy power plant and development projects[1]	—	—	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(266)	(276)	(800)	(833)
Litigation	291	488	419	3,571
Stock-based compensation expense	5,603	6,550	21,140	18,933
Amortization of intangible assets and software	2,850	2,853	8,566	7,707
Transaction-related costs	76	144	842	1,557
Business reorganization costs	—	5	—	4,526
Restructuring charges (credits)	5,880	—	5,880	(453)
Acquisition-related costs	—	3,338	(197)	11,456
Equity (income) loss from unconsolidated investees	(1,185)	(158)	(1,743)	(158)
Mark-to-market (gain) loss on interest rate swaps	(1,035)	(2,808)	(1,329)	(2,304)
Tax effect	(299)	3,535	552	(6,120)
Non-GAAP net (loss) income from continuing operations attributable to stockholders[2]	$(20,289)	$14,018	$(61,153)	$7,016

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.
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Adjustments to Net (Loss) Income per diluted share:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
Net (loss) income per diluted share
Numerator:
GAAP net (loss) income from continuing operations attributable to stockholders[1]	$(30,027)	$137,580	$(103,111)	$85,188
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	3,026	—	—
GAAP net (loss) income from continuing operations attributable to stockholders[1]	$(30,027)	$140,606	$(103,111)	$85,188

Non-GAAP net (loss) income from continuing operations attributable to stockholders[1,2,3]	$(20,289)	$14,018	$(61,153)	$7,016

Denominator:
GAAP weighted-average shares	175,241	174,118	174,937	173,815
Effect of dilutive securities:
Restricted stock units	—	1,311	—	706
4.00% debentures due 2023	—	17,068	—	—
GAAP dilutive weighted-average common shares:	175,241	192,497	174,937	174,521

Non-GAAP weighted-average shares	175,241	174,118	174,937	173,815
Effect of dilutive securities:
Restricted stock units	—	1,311	—	706
Non-GAAP dilutive weighted-average common shares[1]	175,241	175,429	174,937	174,521

GAAP dilutive net (loss) income per share - continuing operations	$(0.17)	$0.73	$(0.59)	$0.49
Non-GAAP dilutive net (loss) income per share - continuing operations[2,3]	$(0.12)	$0.08	$(0.35)	$0.04

1 In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

3 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.

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Adjusted EBITDA:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
		(As Restated)	(As Restated)
GAAP net (loss) income from continuing operations attributable to stockholders	$(30,027)	$137,580	$(103,111)	$85,188
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	(2,177)	(137,233)	8,628	(123,293)
Other adjustments:
Legacy power plant and development projects[1]	—	—	—	7,239
(Gain) loss on sale and impairment of residential lease assets	(266)	(276)	(800)	(833)
Litigation	291	488	419	3,571
Stock-based compensation expense	5,603	6,550	21,140	18,933
Amortization of intangible assets and software	2,850	2,853	8,566	7,707
Transaction-related costs	76	144	842	1,557
Business reorganization costs	—	5	—	4,526
Restructuring charges (credits)	5,880	—	5,880	(453)
Acquisition-related costs	—	3,338	(197)	11,456
Equity (income) loss from unconsolidated investees	(1,185)	(158)	(1,743)	(158)
Mark-to-market (gain) loss on interest rate swaps	(1,035)	(2,808)	(1,329)	(2,304)
Cash interest expense, net of interest income	6,706	6,371	17,224	17,087
(Benefit from) provision for income taxes	(202)	3,055	1,192	(5,425)
Depreciation	12,703	5,417	33,247	12,205
Adjusted EBITDA[2]	$(783)	$25,326	$(10,042)	$37,003

1 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to "Results of operations of businesses exited/to be exited" from our non-GAAP results, with the exception of certain charges related to our legacy power plant and development projects sold in fiscal 2018 and 2019. All comparative periods have been adjusted to reflect the current presentation.

2 Beginning in the second quarter of fiscal 2023, we are no longer excluding non-GAAP adjustments related to “Transition Costs” from our non-GAAP results, and have adjusted all comparative periods to reflect the current presentation.
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FY 2023 GUIDANCE

FY 2023
Net Loss (GAAP)	$(175) million - $(165) million
Residential Customers	70,000 - 80,000
Residential Adjusted EBITDA/Customer[1]	$600 - $700
Adjusted EBITDA[2]	$(35) million - $(25) million

1.Excluding Product & Digital operating expenses for Residential only.
2.Adjusted EBITDA guidance for FY 2023 includes net adjustments that decrease GAAP net loss by approximately $140 million primarily relating to the following adjustments: stock-based compensation expense of $29 million, restructuring charges of $13 million, mark-to-market (gain) loss on equity investments, net of $11 million, amortization of intangible assets and software of $12 million, interest expense of $23 million, depreciation of $46 million, income taxes of $1 million, and other non-recurring adjustments of $5 million.

The company reduced 2023 guidance for GAAP net loss to ($175) million to ($165) million.

Guidance for Adjusted EBITDA per customer before platform investment was reduced to $600 - $700 to reflect installation and other costs spread over fewer customers than anticipated, delayed revenue recognition from longer cycle times as well as higher year-over-year installation cost, and cost of goods sold impacted by inventory carried at cost higher than current market.

The company increased guidance for Platform Investment to $70 million - $90 million for the year, primarily to reflect higher legacy business unit costs and the restatement of prior-period inventory value.

Guidance for adjusted EBITDA for the year was reduced to ($35) million to ($25) million.

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